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As filed with the Securities and Exchange Commission on February 28, 2012

Registration No. 333-161948

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO

FORM S-3

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

VIVUS, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	94-3136179
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1172 Castro Street
Mountain View, CA 94040
(650) 934-5200
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Leland F. Wilson
President and Chief Executive Officer and Director
VIVUS, Inc.
1172 Castro Street
Mountain View, CA 94040
(650) 934-5200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
John Slebir General Counsel VIVUS, Inc. 1172 Castro Street Mountain View, CA 94040 (650) 934-5200	Jon Layman Laura Berezin Hogan Lovells US LLP 525 University Avenue Palo Alto, CA 94301 (650) 463-4000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

          If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☒

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.    ☐

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $0.001 per share, and associated preferred stock purchase rights	(1)	(1)	(1)	$0(2)

(1)
An indeterminate number of shares of common stock is being registered as may from time to time be sold at indeterminate prices. The registrant is omitting this information in accordance with Rules 456(b) and 457(r).

(2)
The registrant is deferring payment of all registration fees in accordance with Rule 456(b).

 EXPLANATORY NOTE

        This filing constitutes Post-Effective Amendment No. 1 to Registration Statement No. 333-161948 on Form S-3 and relates to the preferred stock purchase rights associated with the common stock, par value $0.001 per share, previously registered thereunder. Accordingly, this Post-Effective Amendment is being filed for the purpose of (i) registering pursuant to Rule 413(b) the preferred stock purchase rights, (ii) filing or incorporating by reference to the Registration Statement additional exhibits, and information related thereto, and (iii) updating the Information Incorporated by Reference section of the prospectus included in this Registration Statement. This Post-Effective Amendment No. 1 shall become effective immediately upon filing with the Securities and Exchange Commission ("SEC").

 Information Incorporated By Reference

        The Securities and Exchange Commission allows us to "incorporate by reference" information from other documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and before the sale of all the securities covered by this prospectus and any accompanying prospectus supplement:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC on March 12, 2011;

  •
  the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2010 from our definitive proxy statement on Schedule 14A, filed with the SEC on April 29, 2011;

  •
  our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2011, June 30, 2011 and September 30, 2011 filed with the SEC on May 6, 2011, August 4, 2011 and November 8, 2011, respectively;

  •
  our Current Reports on Form 8-K filed with the SEC on January 26, 2011, June 20, 2011, July 29, 2011, August 23, 2011, August 31, 2011, January 27, 2012 and February 16, 2012 (other than the portions of these reports furnished but not filed pursuant to SEC rules and the exhibits filed on such form that relate to such portions); and

  •
  the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on April 7, 1994, and the description of associated preferred stock purchase rights in our Registration Statement on Form 8-A filed with the SEC on March 28, 2007, including any amendments or reports filed for the purpose of updating each of such descriptions.

        Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

        We will provide to each person who so requests, including any beneficial owner to whom a prospectus is delivered, a copy of any and all of the documents incorporated by reference (including exhibits to these documents). You may request a copy of these filings, at no cost, by telephoning (650) 934-5200 or writing us at:

Office of the Chief Financial Officer
VIVUS, Inc.
1172 Castro Street
Mountain View, CA 94040

 Part II

Information Not Required In The Prospectus

Item 16.    Exhibits

Exhibit Number		Description of Document
1.1	*	Form of Underwriting Agreement.
4.1	(1)	Specimen Common Stock Certificate.
4.2	(2)	Preferred Stock Rights Agreement dated as of March 27, 2007 between the Registrant and Computershare Investor Services, LLC.
5.1	**	Opinion of Hogan Lovells US LLP.
23.1	**	Consent of OUM & Co. LLP, Independent Registered Public Accounting Firm.
23.2	**	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).
24.1	***	Power of Attorney of certain directors and officers of the Registrant.

*
To be filed by amendment or as an exhibit to a current report on Form 8-K of the registrant and incorporated herein by reference, if applicable.

**
Filed herewith.

***
Previously filed.

(1)
Incorporated by reference to the same numbered exhibit filed with the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996, as amended.

(2)
Incorporated by reference to Exhibit 4.1 filed with the Registrant's Registration Statement on Form 8-K (File No. 001-33389) filed with the Commission on March 28, 2007.

II-1

 Signatures

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this æPost-Effective Amendment to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on February 28, 2012.

VIVUS, INC.
By:	/s/ LELAND F. WILSON Leland F. Wilson President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on February 28, 2012.

Signature		Title

/s/ LELAND F. WILSON Leland F. Wilson		President, Chief Executive Officer and Director (Principal Executive Officer)
* Mark B. Logan		Chairman of the Board and Director
* Timothy E. Morris		Vice President of Finance and Chief Financial Officer (Principal Financial Officer)
* Lee B. Perry		Vice President and Chief Accounting Officer (Principal Accounting Officer)
* Virgil A. Place		Chief Scientific Officer and Director
* Graham Strachan		Director
* Charles J. Casamento		Director
* Linda M. Dairiki Shortliffe, M.D.		Director
*By:	/s/ LELAND F. WILSON Leland F. Wilson, Attorney-in-Fact for the Officers and Directors signing in the capacities indicated.

II-2

 Exhibit Index

Exhibit Number		Description of Document
1.1	*	Form of Underwriting Agreement.
4.1	(1)	Specimen Common Stock Certificate.
4.2	(2)	Preferred Stock Rights Agreement dated as of March 27, 2007 between the Registrant and Computershare Investor Services, LLC.
5.1	**	Opinion of Hogan Lovells US LLP.
23.1	***	Consent of OUM & Co. LLP, Independent Registered Public Accounting Firm.
23.2	**	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).
24.1	***	Power of Attorney of certain directors and officers of the Registrant.

*
To be filed by amendment or as an exhibit to a current report on Form 8-K of the registrant and incorporated herein by reference, if applicable.

**
Filed herewith.

***
Previously filed.

(1)
Incorporated by reference to the same numbered exhibit filed with the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996, as amended.

(2)
Incorporated by reference to Exhibit 4.1 filed with the Registrant's Registration Statement on Form 8-K (File No. 001-33389) filed with the Commission on March 28, 2007.

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EXPLANATORY NOTE
Information Incorporated By Reference
Part II Information Not Required In The Prospectus
  Item 16. Exhibits
Signatures
Exhibit Index